EXHIBIT 13.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with the Annual Report of Lingo Media Corporation. on Form 20-F for the fiscal year ended December 31, 2020 (the “Report”) pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Exchange Act and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Gali Bar-Ziv, Chief Executive Officer of Lingo Media Corporation, and Khurram Qureishi, Chief Financial Officer of Lingo Media Corporation, each certifies that, to the best of his knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Lingo Media Corporation

Date: May 14, 2021	By:	/s/ Gali Bar-Ziv
Name: Gali Bar-Ziv
Title: President and CEO

By:	/s/ Khurram Qureshi
Name: Khurram R. Qureshi
Title: Treasurer and Chief Financial Officer